NUMBER                                                        SHARES
------                                                        ------


                                     CUSIP
                          FLAGSTAR CAPITAL CORPORATION
                          INCORPORATED UNDER THE LAWS
                            OF THE STATE OF MICHIGAN

                         FULLY PAID AND NON-ASSESSABLE
           [ ]% NONCUMULATIVE EXCHANGEABLE PREFERRED STOCK, SERIES A

THIS IS TO CERTIFY THAT ________________ IS THE OWNER OF THE ABOVE STATED NUMBER OF SHARES OF [ ]% NONCUMULATIVE EXCHANGEABLE PREFERRED STOCK, SERIES A, PAR VALUE OF $25.00 PER SHARE, OF FLAGSTAR CAPITAL CORPORATION (THE "CORPORATION"). THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE ONLY ON THE STOCK TRANSFER BOOKS OF THE CORPORATION BY THE HOLDER OF RECORD HEREOF IN PERSON, OR BY SUCH HOLDERS, DULY, AUTHORIZED ATTORNEY OR LEGAL REPRESENTATIVE, UPON THE SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED AND REGISTERED BY THE CORPORATION'S TRANSFER AGENT AND REGISTRAR. THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

THE INTEREST IN THE CORPORATION REPRESENTED BY THIS CERTIFICATE MAY NOT BE RETIRED OR WITHDRAWN EXCEPT AS PROVIDED IN THE RESTATED AND AMENDED ARTICLES OF INCORPORATION AND BYLAWS OF THIS CORPORATION.

     IN WITNESS WHEREOF, FLAGSTAR CAPITAL CORPORATION HAS CAUSED THIS CERTIFICATE TO BE EXECUTED BY THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS AND HAS CAUSED A FACSIMILE OF ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED.

                     [SEAL]
                           --------------------------------


COUNTERSIGNED:
               --------------------------------------------
               TRANSFER AGENT AND REGISTRAR

               BY:
                   ----------------------------------------
                   AUTHORIZED SIGNATURE

The securities represented by this Certificate (the "Preferred Stock") are issued subject to all the provisions of the Amended and Restated Articles of Incorporation ("Articles of Incorporation") and Bylaws of the Corporation, as from time to time amended or supplemented (copies of which are on file at the principal executive offices of the Corporation) to all of which the holder, by acceptance hereof, assents.

The Articles of Incorporation contains certain limitations on the ownership of the Preferred Stock. The Preferred Stock may be automatically exchanged, without the consent of the owner thereof, for identical shares of preferred stock of Flagstar Bank, FSB, (the "Bank") in the event a conservator or receiver is appointed for the Bank, the Bank fails to meet its capital requirements or applicable Bank regulatory authorities believe such failure is likely in the near future.

The shares of Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person may (1) Beneficially Own shares of any class or series of preferred stock in excess of the Ownership Limit, except as set forth in the Articles of Incorporation, as the same may be amended from time to time, or (2) Beneficially Own shares of Preferred Stock that would result in the Corporation being "closely held" under Section 856 (h) of the Code or otherwise to fail as a REIT. Any Person who attempts to Own Beneficially shares of Preferred Stock in excess of the applicable limitation must immediately notify the Corporation in writing. No Person may transfer shares of Preferred Stock if such transfer would result in the outstanding Common Stock and Preferred Stock's being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution). If the restrictions on transfer are violated, the shares of Preferred Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Excess Shares. All capitalized terms in this legend have the meanings ascribed to such terms in the Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

The Preferred Stock will not be redeemable prior to _________________, 2003, except upon the occurrence of a Tax Event (as defined in the Certificate of Designation for the Preferred Stock). On or after such date, the Preferred Stock will be redeemable at the option of the Corporation at $25.00 per share, plus the quarterly accrued and unpaid dividends to the redemption date.

The Corporation will furnish to any stockholder, upon request and without charge, a full statement of the powers, designations, preferences and special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of any such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the Board of Directors to designate the same with respect to other series. Such request may be made to the Secretary of the Corporation or its Transfer Agent.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common
TEN ENT- as tenants by the entireties
JT TEN- as joint tenants with right of
        survivorship and not as tenants in common

UNIF GIFT MIN ACT- Under Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

For Value Received, ____________________  hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

------------------------------


--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPE, NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


                                                       Shares of preferred stock
-------------------------------------------------------
represented by the within Certificate, and do hereby irrevocably constitute and appoint as Attorney, in fact, to transfer the
------------------------------------------
said shares on the books of the within named Corporation with full power of substitution.

Dated

---------------

----------------------------------------
(Signature)

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.